Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279742
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated May 28, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 28, 2024)
$
Owens Corning
$                    % Senior Notes due 2027
$                    % Senior Notes due 2034
$                    % Senior Notes due 2054
We are offering $                    aggregate principal amount of           % Senior Notes due 2027, which we refer to in this prospectus supplement as the “2027 notes,” $                    aggregate principal amount of          % Senior Notes due 2034, which we refer to in this prospectus supplement as the “2034 notes,” and $                    aggregate principal amount of          % Senior Notes due 2054, which we refer to in this prospectus supplement as the “2054 notes.” We refer to the 2027 notes, the 2034 notes and the 2054 notes offered hereby, collectively, as the “notes.” Interest on the 2027 notes is payable semi-annually in arrears on                    and                    each year, beginning on                    , 2024, at a rate of          % per annum. Interest on the 2034 notes is payable semi-annually in arrears on                    and                    each year, beginning on                    , 2024, at a rate of          % per annum. Interest on the 2054 notes is payable semi-annually in arrears on                    and                    each year, beginning on                    , 2024, at a rate of          % per annum. The 2027 notes will mature on                    , 2027. The 2034 notes will mature on                    , 2034. The 2054 notes will mature on                    , 2054.
We may redeem the notes of each series at any time and from time to time prior to maturity, in whole or in part, for cash at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date as described under “Description of the Notes—Optional Redemption.” If we undergo a change of control repurchase event with respect to a series of notes, holders may require us to repurchase the notes of such series in whole or in part for cash at a price equal to 101% of the principal amount of the notes of such series to be purchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control.” Each series of notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
The notes will be our senior unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated to our existing and future secured indebtedness, to the extent of the assets securing that indebtedness, and will not be the obligations of any of our subsidiaries.
Each series of notes is a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.
Investing in the notes involves risks that are described or referred to in the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement. You should consider such risks carefully before investing in the notes.

	Per 2027 Note	Total	Per 2034 Note	Total	Per 2054 Note	Total
Public offering price(1)%		$	%	$	%	$
Underwriting discount	%	$	%	$	%	$
Proceeds, before expenses, to Owens Corning	%	$	%	$	%	$
__________________
(1)Plus accrued interest from                    , 2024, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that the notes will be ready for delivery to investors in book-entry form through The Depository Trust Company and its participants (including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme) on or about                    , 2024.
Joint Book-Running Managers

Morgan Stanley	BofA Securities	Citigroup	Wells Fargo Securities
PNC Capital Markets LLC
The date of this prospectus supplement is                    , 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information incorporated by reference in this prospectus supplement, before investing in the notes. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus supplement to the terms “Owens Corning,” “Company,” “we,” “our” and “us” refer to Owens Corning, a Delaware corporation, and its subsidiaries including Masonite (as defined below), unless we state otherwise or the context indicates otherwise.
S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Our disclosures and analysis in this prospectus supplement and the accompanying prospectus and the materials we have filed or will file with the Securities and Exchange Commission, or the “SEC,” including documents incorporated by reference or deemed incorporated by reference herein or therein, as well as information included in our other written or oral statements, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act.” Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” and “will” and other terms of similar meaning or import, or the negatives thereof, in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions, including the acquisition of Masonite; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness, including indebtedness incurred in connection with the acquisition of Masonite; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements, including our ability to achieve the strategic and other objectives relating to the Masonite acquisition, including any expected synergies; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; our ability to successfully integrate the Masonite acquisition; any material adverse changes in the business of Masonite; the strategic review of our glass reinforcements business; and defined benefit plan funding obligations.
All forward-looking statements in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference or deemed incorporated by reference herein or therein) should be considered in the context of the risks and other factors described above and in this prospectus supplement and in Item 1A—Risk Factors in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus supplement and the accompanying prospectus (including documents incorporated by reference or deemed incorporated by reference herein or therein) are cautioned not to place undue reliance on the forward-looking statements.
S-iii

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investor Relations” page of our website at www.owenscorning.com. We do not intend for information contained on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus supplement or the accompanying prospectus.
S-iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus supplement:
•our Annual Report on Form 10-K (File No. 001-33100) for the fiscal year ended December 31, 2023;
•our Quarterly Report on Form 10-Q (File No. 001-33100) for the quarterly period ended March 31, 2024; and
•our Current Reports on Form 8-K (File No. 001-33100) filed with the SEC on February 9, 2024 (Item 1.01 only), March 1, 2024, March 6, 2024, April 15, 2024, April 29, 2024, May 13, 2024, May 15, 2024 (Items 2.01, 2.03, 9.01(a), 9.01(b) and related exhibits, only) and May 22, 2024.
We do not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such current reports.
You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address:
Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
Attention: Corporate Secretary
Telephone: (419) 248-8000
S-v

SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings we may make from time to time with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements” above.
Our Company
Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. The Company has four reporting segments: Roofing, Insulation, Doors and Composites. The Doors segment was added as a result of the Company’s successful acquisition of Masonite International Corporation, a British Columbia corporation, or “Masonite,” on May 15, 2024. See “—Recent Developments—Acquisition of Masonite.” Through these lines of business, the Company manufactures and sells products worldwide. We are a market leader in many of our major product categories.
Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our principal website is located at www.owenscorning.com. Information on or available through our website is not incorporated into this prospectus supplement, other than documents that we file with the SEC that we specifically incorporate by reference.
Recent Developments
Acquisition of Masonite
On May 15, 2024, we consummated the previously announced transaction with Masonite pursuant to the Arrangement Agreement, or the “Agreement,” dated February 8, 2024, among Owens Corning, MT Acquisition Co ULC, a wholly owned subsidiary of Owens Corning, or “Purchaser,” and Masonite. Pursuant to the Agreement, at the effective time of the Arrangement, or the “Effective Time,” Purchaser acquired all of the issued and outstanding common shares of Masonite, which we refer to as the “Arrangement.” The Arrangement was implemented by way of a plan of arrangement pursuant to the Business Corporations Act (British Columbia). Upon completion of the Arrangement, Masonite became an indirect wholly owned subsidiary of Owens Corning.
Pursuant to the Agreement, at the Effective Time, each issued and outstanding common share, no par value, of Masonite, or the “Masonite Common Shares,” other than any Masonite Common Shares that were held by Masonite or any of its subsidiaries or Owens Corning, Purchaser or any other subsidiary of Owens Corning or any Masonite Common Shares as to which dissent rights were properly exercised by the holder thereof in accordance with British Columbia law, were acquired for $133.00 per share in cash, without interest.
In connection with the closing of the Arrangement, Owens Corning transferred funds to Masonite that were used immediately to repay all of the outstanding borrowings under Masonite’s term loan facility.
As previously disclosed, on March 1, 2024, we entered into certain financing arrangements, including, without limitation, (i) a 364-Day Term Loan Agreement among Owens Corning, as borrower, the lenders signatory thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, or the “Term Loan Agreement,” and (ii) an amended and restated trade receivables securitization program, or the “A/R Facility.” The Term Loan Agreement provides for a 364-day term loan facility in an aggregate principal amount of $3.0 billion, or the “364-Day Credit Facility.” The A/R Facility provides for a receivables securitization facility in an aggregate principal amount of $300 million. In connection with the consummation of the Arrangement, on May 15, 2024, we borrowed $2.8 billion under the 364-Day Credit Facility, utilizing the proceeds to finance a portion of the Arrangement. On May 15, 2024, we also borrowed $295 million under the A/R Facility, utilizing the proceeds to repay a portion of the outstanding borrowings under the 364-Day Credit Facility.
We intend to use the net proceeds of this offering to repay a portion of the outstanding borrowings under the 364-Day Credit Facility used to fund a portion of the purchase price in connection with the Arrangement and to pay related fees and expenses. See “Use of Proceeds.”
Tender Offer
On April 15, 2024, in connection with the Arrangement, Owens Corning commenced a tender offer, or the “Tender Offer,” to purchase any and all of the $500 million aggregate principal amount outstanding of Masonite’s 5.375% Senior Notes due 2028, or the “Masonite 2028 Notes.” In conjunction with the Tender Offer, Masonite commenced a consent solicitation to amend the indenture governing the Masonite 2028 Notes to, among other things, eliminate certain of the covenants, restrictive provisions and events of default applicable to the Masonite 2028 Notes. As of expiration time of the Tender Offer at 5:00 p.m., New York City time, on May 14, 2024, approximately $471 million aggregate principal amount of the Masonite 2028 Notes had been validly tendered and not validly withdrawn and consents with respect to such principal amount of Masonite 2028 Notes had been validly delivered and not validly revoked. On May 16, 2024, Owens Corning accepted for purchase the Masonite 2028 Notes that had been validly tendered and not validly withdrawn and related consents that had been validly delivered and not validly revoked as of the expiration time for the Tender Offer and consummated the Tender Offer and related consent solicitation by making a cash payment of approximately $480 million, in the aggregate, to tendering holders, on the terms of the Tender Offer and related consent solicitation. Upon consummation of the Tender Offer and related consent solicitation, the proposed amendments to the indenture governing the Masonite 2028 Notes that were the subject of the consent solicitation became operative. Morgan Stanley & Co. LLC, one of the underwriters in this offering, acted as lead dealer manager and solicitation agent and Wells Fargo Securities, LLC, one of the underwriters in this offering, acted as co-dealer manager and solicitation agent for the Tender Offer and related consent solicitation.
Exchange Offer
On May 1, 2024, in connection with the Arrangement, we commenced an offer to exchange, or the “Exchange Offer,” any and all of the $375 million aggregate principal amount outstanding of Masonite’s 3.50% Senior Notes due 2030, or the “Masonite 2030 Notes,” for new 3.50% Senior Notes due 2030 of Owens Corning, or the “Owens Corning 3.50% 2030 Notes.” In conjunction with the Exchange Offer, Masonite commenced a consent solicitation to amend the indenture governing the Masonite 2030 Notes to, among other things, eliminate certain of the covenants, restrictive provisions and events of default applicable to the Masonite 2030 Notes. As of the early participation deadline of the Exchange Offer at 5:00 p.m., New York City time, on May 14, 2024, approximately $373 million aggregate principal amount of Masonite 2030 Notes had been validly tendered and not validly withdrawn and consents with respect to such principal amount of Masonite 2030 Notes had been validly delivered and not validly revoked. On May 22, 2024, Owens Corning accepted the Masonite 2030 Notes that had been validly tendered and not validly withdrawn and related consents that had been validly delivered and not validly revoked at 5:00 p.m., New York City time, on May 14, 2024, and consummated the exchange of such Masonite 2030 Notes by issuing an equal aggregate principal amount of Owens Corning 3.50% 2030 Notes and making a cash consent payment of approximately $1 million, in the aggregate, to exchanging eligible holders, on the terms of the Exchange Offer and related consent solicitation.
The Exchange Offer and related consent solicitation will expire at 5:00 p.m., New York City time, on May 30, 2024, unless extended or the Exchange Offer and related consent solicitation are earlier terminated. We expect the settlement for any Masonite 2030 Notes that are validly tendered and related consents that are validly delivered after the early participation deadline and at or prior to the expiration time for the Exchange Offer and are accepted for purchase will occur within two business days after the expiration time.
Morgan Stanley & Co. LLC, one of the underwriters in this offering, acted as lead dealer manager and solicitation agent and Wells Fargo Securities, LLC, one of the underwriters in this offering, acted as co-dealer manager and solicitation agent for the Exchange Offer and related consent solicitation.

We refer to the consummation of the Arrangement, the repayment of all of the outstanding borrowings under Masonite’s term loan facility, the borrowings under the 364-Day Credit Facility and the A/R Facility in connection with the closing of the Arrangement, and the use of the proceeds thereof, the settlement of the Tender Offer and related consent solicitation, the early settlement of the Exchange Offer and related consent solicitation, including the issuance of the Owens Corning 3.50% 2030 Notes, on May 22, 2024, and the consummation of this offering of the notes and the expected use of proceeds thereof, collectively, as the “Transactions.”

The Offering
The following summary contains basic information about the notes. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement titled “Description of the Notes” and the section of the accompanying prospectus titled “Description of Debt Securities.”

Issuer	Owens Corning.

Notes Offered	$ aggregate principal amount of % Senior Notes due 2027. $ aggregate principal amount of % Senior Notes due 2034. $ aggregate principal amount of % Senior Notes due 2054.

Maturity Dates	The 2027 notes will mature on , 2027. The 2034 notes will mature on , 2034. The 2054 notes will mature on , 2054.

Interest Payment Dates
We will pay interest on the 2027 notes on                    and                    of each year, beginning on                    , 2024.
We will pay interest on the 2034 notes on                    and                    of each year, beginning on                    , 2024.
We will pay interest on the 2054 notes on                    and                    of each year, beginning on                    , 2024.

Ranking
The notes will be our general senior unsecured obligations. They will rank equally in right of payment with our existing and future senior unsecured indebtedness but will be effectively subordinated to our secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries.
The indenture, dated as of June 2, 2009, as amended and supplemented, between Owens Corning and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, pursuant to which each series of notes will be issued, or the “indenture,” does not restrict our ability or the ability of our subsidiaries to incur other unsecured indebtedness. As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions:
•our consolidated senior secured indebtedness would have totaled approximately $296 million;
•our consolidated senior unsecured indebtedness would have totaled approximately $5,743 million; and

•unsecured indebtedness of our subsidiaries, including finance leases, would have totaled approximately $215 million. See “Capitalization.”

Optional Redemption
We may redeem some or all of the 2027 notes at any time, or from time to time, prior to                    , 20          (the date that is          months prior to their maturity date) at the applicable redemption price. We may redeem some or all of the 2034 notes at any time, or from time to time, prior to                    , 20          (the date that is          months prior to their maturity date) at the applicable redemption price. We may redeem some or all of the 2054 notes at any time, or from time to time, prior to                    , 20          (the date that is          months prior to their maturity date) at the applicable redemption price. See “Description of the Notes—Optional Redemption” in this prospectus supplement.
If notes of any series are redeemed on or after the applicable date set forth above, such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to the date of redemption.

Change of Control	If we experience a change of control repurchase event with respect to a series of notes, we will be required to make an offer to repurchase the notes of such series at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control” in this prospectus supplement.

Certain Covenants
The indenture contains certain covenants that limit, among other things, our ability and the ability of our subsidiaries to:
▪incur liens on certain properties to secure debt;
▪engage in sale-leaseback transactions; and
▪merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity.
These covenants are subject to a number of important exceptions and limitations, which are described in the sections titled “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Merger or Consolidation” in the accompanying prospectus.

Sinking Fund	None.

Use of Proceeds	We estimate that the net proceeds to us from the sale of the notes will be approximately $ , after deducting the underwriting discount and other expenses of the offering payable by us. We intend to use the net proceeds of this offering to repay a portion of the outstanding borrowings under the 364-Day Credit Facility used to fund a portion of the purchase price in connection with the Arrangement and to pay related fees and expenses. See “Use of Proceeds.”

Denominations	Each series of notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Form of Note	We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC, or its nominee. See “Description of the Notes—Book-Entry, Delivery and Form.”

Trustee, Paying Agent and Registrar	Computershare Trust Company, N.A.

Governing Law	The indenture is, and the notes will be, governed by the laws of the State of New York, without regard to conflicts of law principles thereof.

Risk Factors	An investment in the notes involves risks. Please refer to the risk factors beginning on page S-12 of this prospectus supplement and in the accompanying prospectus and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Summary Historical Consolidated Financial Data of Owens Corning
The following table presents selected historical consolidated financial data for Owens Corning as of and for the years ended December 31, 2023, 2022 and 2021 and as of and for the three months ended March 31, 2024 and 2023. The selected historical consolidated financial data for each of the years ended December 31, 2023, 2022 and 2021 and as of December 31, 2023 and 2022 have been derived from Owens Corning’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein. The selected historical consolidated balance sheet data as of December 31, 2021 have been derived from Owens Corning’s audited consolidated financial statements and related notes for the year ended December 31, 2021, which have not been incorporated by reference herein. The selected historical consolidated financial data as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 have been derived from Owens Corning’s unaudited condensed consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which is incorporated by reference herein. The selected historical consolidated balance sheet data as of March 31, 2023 have been derived from Owens Corning’s unaudited condensed consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which has not been incorporated by reference herein. The interim unaudited financial data have been prepared on the same basis as the audited financial data, other than the absence of required footnotes and customary year-end adjustments, and include, in the opinion of Owens Corning’s management, such adjustments, as Owens Corning’s management believes are necessary to state fairly the data for such periods and may not necessarily be indicative of full-year results.
The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein.

	Year Ended December 31,			Three Months Ended March 31,
(in millions, except for per share data)	2023	2022	2021	2024	2023
Statement of Earnings Data:
NET SALES	$9,677	$9,761	$8,498	$2,300	$2,331
COST OF SALES	6,994	7,145	6,281	1,620	1,742
Gross margin	2,683	2,616	2,217	680	589
OPERATING EXPENSES
Marketing and administrative expenses	831	803	757	212	204
Science and technology expenses	123	106	91	31	28
Gain on sale of site	(189)	—	—	—	(189)
Gain on equity method investment	—	(130)	—	—	—
Other expense (income), net	106	123	(69)	34	12
Total operating expenses	871	902	779	277	55
OPERATING INCOME	1,812	1,714	1,438	403	534
Non-operating expense (income), net	145	(9)	(10)	—	—
EARNINGS BEFORE INTEREST AND TAXES	1,667	1,723	1,448	403	534
Interest expense, net	76	109	126	17	22
Equity in net earnings of affiliates	—	—	9	—	—
EARNINGS BEFORE TAXES	1,591	1,614	1,313	386	512
Income tax expense	401	373	319	88	130
Equity in net earnings of affiliates	3	—	1	—	—

	Year Ended December 31,			Three Months Ended March 31,
(in millions, except for per share data)	2023	2022	2021	2024	2023
NET EARNINGS	1,193	1,241	995	298	382
Net loss attributable to non-redeemable noncontrolling interests	(3)	—	—	(1)	(1)
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$1,196	$1,241	$995	$299	$383
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$13.27	$12.85	$9.61	$3.42	$4.19
Diluted	$13.14	$12.70	$9.54	$3.40	$4.17
WEIGHTED AVERAGE COMMON SHARES
Basic	90.1	96.6	103.5	87.3	91.3
Diluted	91.0	97.7	104.3	87.9	91.9
Balance Sheet Data (as of end of period):
Total assets	$11,237	$10,752	$10,015	$11,269	$10,840
Long-term debt - current portion	$431	$28	$25	$433	$29
Long-term debt, net of current portion	$2,615	$2,992	$2,960	$2,645	$2,999
Total equity	$5,185	$4,596	$4,335	$5,247	$4,812

Selected Historical Consolidated Financial Data of Masonite
The following table presents selected historical consolidated financial data of Masonite as of and for the years ended December 31, 2023, January 1, 2023 and January 2, 2022 and as of and for the three months ended March 31, 2024 and April 2, 2023. The selected historical consolidated financial data for each of the years ended December 31, 2023, January 1, 2023 and January 2, 2022 and as of December 31, 2023 and January 1, 2023 have been derived from Masonite’s audited consolidated financial statements and related notes included in Masonite’s Annual Report on Form 10-K for the year ended December 31, 2023, which financial statements and related notes are incorporated by reference herein. The selected historical consolidated balance sheet data as of January 2, 2022 have been derived from Masonite’s audited consolidated financial statements and related notes for the year ended January 2, 2022, which have not been incorporated by reference herein. The selected historical consolidated financial data as of March 31, 2024 and for the three months ended March 31, 2024 and April 2, 2023 have been derived from Masonite’s unaudited condensed consolidated financial statements and related notes included in Masonite’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which financial statements and related notes are incorporated by reference herein. The selected historical consolidated balance sheet data as of April 2, 2023 have been derived from Masonite’s unaudited condensed consolidated financial statements and related notes for the three months ended April 2, 2023, which have not been incorporated by reference herein. The interim unaudited financial data include, in the opinion of Masonite’s management, such adjustments, as Masonite’s management believes are necessary to state fairly the data for such periods and may not necessarily be indicative of full-year results.
The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Masonite’s consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See “Incorporation of Certain Information by Reference.”

	Year Ended			Three Months Ended
(in thousands)	December 31, 2023	January 1, 2023	January 2, 2022	March 31, 2024	April 2, 2023
Income Statement Data
Net sales	$2,830,695	$2,891,687	$2,596,920	$668,339	$725,984
Cost of goods sold	2,164,978	2,217,792	1,985,141	502,869	555,493
Gross profit	665,717	673,895	611,779	165,470	170,491
Selling, general and administration expenses	411,579	344,614	308,430	152,644	101,705
Restructuring costs	10,130	1,904	5,567	1,394	3,678
Asset impairment	33,063	—	69,900	—	—
Loss on disposal of subsidiaries	—	850	8,590	—	—
Operating income	210,945	326,527	219,292	11,432	65,108
Interest expense, net	50,822	41,331	46,123	12,022	14,252
Loss on extinguishment of debt	—	—	13,583	—	—
Other (income) expense, net	(2,087)	(5,001)	15,620	(85,250)	52
Income before income tax expense	162,210	290,197	143,966	84,660	50,804
Income tax expense	40,941	71,753	44,772	23,278	11,360
Net income	121,269	218,444	99,194	61,382	39,444
Less: net income attributable to non-controlling interests	3,042	4,211	4,693	327	953
Net income attributable to Masonite	$118,227	$214,233	$94,501	$61,055	$38,491

Balance Sheet Data (as of end of period)
Total assets	$2,685,379	$2,248,178	$2,246,618	$2,786,718	$2,581,057
Long-term debt	$1,049,384	$866,116	$865,721	$1,040,536	$1,113,880

Selected Unaudited Pro Forma Combined Financial Data
The following table presents selected unaudited pro forma combined financial data of Owens Corning after giving effect to the Arrangement, which is referred to as the “selected pro forma financial data.” The information under “Pro Forma Statements of Income Data” in the table below gives effect to the Arrangement as if it had been consummated on January 1, 2023, the beginning of the first period for which unaudited pro forma combined financial statements have been presented. The information under “Pro Forma Balance Sheet Data” in the table below assumes the Arrangement had been consummated on March 31, 2024. This pro forma financial data was prepared using the acquisition method of accounting with Owens Corning considered the accounting acquirer of Masonite.
The selected pro forma financial data reflects preliminary pro forma adjustments that have been made solely for the purpose of providing the pro forma financial data. Owens Corning estimated the fair value of Masonite’s assets and liabilities based on discussions with Masonite’s management, due diligence information, preliminary valuation analyses performed by a third-party specialist and reviewed by Owens Corning, information presented in Masonite’s SEC filings and other publicly available information.
Because the Arrangement has been consummated, a final determination of the fair value of Masonite’s assets and liabilities will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the pro forma financial data may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of income due to adjustments in depreciation and amortization of the adjusted assets or liabilities and related deferred income tax effects. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the pro forma financial data.
The information presented below should be read in conjunction with the historical consolidated financial statements and related notes of Owens Corning and Masonite, as filed by each with the SEC in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, which historical consolidated financial statements are incorporated by reference into this prospectus supplement, and with the unaudited pro forma combined financial information, including the related notes, contained in Owens Corning’s Current Report on Form 8-K filed on May 15, 2024, which unaudited pro forma combined financial information is incorporated by reference herein. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Arrangement been completed on the dates indicated, or the future operating results or financial position of the combined company following the Arrangement. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. See “Incorporation of Certain Information by Reference.”

(in millions, except per share amounts)	Twelve Months Ended December 31, 2023	Three Months Ended March 31, 2024
Pro forma Statement of Earnings Data:
NET SALES	$12,508	$2,968
EARNINGS (LOSS) BEFORE TAXES	$1,487	$422
NET EARNINGS (LOSS)	$1,113	$323
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$12.35	$3.71
Diluted	$12.18	$3.67

(in millions)	As of March 31, 2024
Pro forma Balance Sheet Data:
TOTAL ASSETS	$15,691
Long-term debt – current portion	$433
Long-term debt – net of current portion	$3,008

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the following risk factors, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Risk Factors” and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference in this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Relating to the Notes
The notes will be subject to prior claims of any secured creditors and the creditors of our subsidiaries and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.
The notes will be unsecured general obligations of Owens Corning, ranking equally with other senior unsecured debt of Owens Corning but effectively junior to any senior secured debt of Owens Corning, to the extent of the value of the collateral securing such debt, and the debt and other liabilities of our subsidiaries. The indenture governing the notes does not limit the amount of debt securities or any other debt (whether secured or unsecured or whether senior or subordinated) which we or our subsidiaries may incur, provided that, subject to significant exceptions, we may not subject certain of our property or assets to any lien (other than specified permitted liens) unless the notes and other debt securities that may be issued under the indenture are secured equally and ratably with or prior to that other secured indebtedness. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.
If Owens Corning incurs any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon the insolvency, liquidation, reorganization, dissolution or other winding up of Owens Corning. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.
The indenture does not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of the notes.
The indenture under which the notes will be issued does not limit the amount of debt that we or our subsidiaries may incur. As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions:
•our consolidated senior secured indebtedness would have totaled approximately $296 million;
•our consolidated senior unsecured indebtedness would have totaled approximately $5,743 million; and
•unsecured indebtedness of our subsidiaries, including finance leases, would have totaled approximately $215 million.
The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.

The notes will be obligations of Owens Corning and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.
The notes will be obligations of Owens Corning and will not initially be guaranteed by any of our subsidiaries. Our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or unfavorable to us. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and we may not be able to refinance any of our indebtedness or incur new indebtedness on commercially reasonable terms to us or at all.
We may be unable to repurchase the notes if we experience a change of control and a related downgrade in the credit rating of the notes.
Under certain circumstances, we will be required, under the terms of the notes, to offer to purchase all of the outstanding notes of a series at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of the notes of such series. Our failure to repay holders tendering notes upon a change of control and related downgrade will result in an event of default under the notes of the applicable series. If a change in control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to purchase the notes, or any other securities that we would be required to offer to purchase, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. All of our currently outstanding senior notes also are subject to similar change of control repurchase requirements. In addition, the Second Amended and Restated Credit Agreement, dated as of March 1, 2024, or the “Credit Agreement,” among Owens Corning, as borrower, various financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent, currently provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing.
The change of control provision may not protect you in the event we complete a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control repurchase event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the notes. Except as described under “Description of the Notes—Change of Control,” the notes will not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
You may not be able to sell your notes if a public market for the notes does not develop and the market prices of the notes may be volatile.
Each series of notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of any series of notes on any securities exchange or to include any series of notes in any automated quotation system. We have been advised by the underwriters that certain of the underwriters presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, there can be no assurance that a trading market for any series of notes will develop or be maintained. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.
Future trading prices of the notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes of the applicable series and the market for similar securities.
The terms of the indenture provide, and the terms of the notes will provide, only limited protection against significant events that could adversely impact your investment in the notes.
As described under “Description of the Notes—Change of Control,” upon the occurrence of a change of control repurchase event with respect to a series of notes, holders will be entitled to require us to repurchase all outstanding notes of such series. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of the notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase the notes of any series prior to their maturity.
Furthermore, the indenture does not:
•require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;
•limit our ability to incur indebtedness or other obligations that would be equal in right of payment to the notes or prohibit us from incurring secured debt to which the notes would be effectively subordinated and that could affect our credit ratings;
•restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;
•restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or
•restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture do not, and the terms of the notes will not, restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Redemption may adversely affect your return on the notes.
Each series of notes will be redeemable, in whole at any time or in part from time to time, at our option. See “Description of the Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes of such series being redeemed.

Changes in our credit ratings may adversely affect your investment in the notes, and may not reflect all risks of an investment in the notes.
The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.
Certain Risks Relating to the Arrangement
We may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of Masonite.
The benefits that are expected to result from our recent acquisition of Masonite will depend, in part, on our ability to realize the anticipated growth opportunities and cost synergies as a result of the acquisition. Our success in realizing these growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of Masonite. There can be no assurance that we will successfully or cost-effectively integrate Masonite. The failure to do so could have a material adverse effect on our business, financial condition, and results of operations.
Even if we are able to integrate Masonite successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies that we currently expect from this integration, and we cannot guarantee that these benefits will be achieved within anticipated time frames or at all. For example, we may not be able to eliminate duplicative costs. Additionally, we may incur substantial expenses in connection with the integration of Masonite. While it is anticipated that certain expenses will be incurred to achieve cost synergies, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the acquisition may be offset by costs incurred to, or delays in, integrating the businesses.
Owens Corning may incur ongoing significant transaction and Arrangement-related costs in connection with the Arrangement, which may be in excess of those anticipated by Owens Corning.
Owens Corning has incurred substantial expenses in connection with the Arrangement and expects to continue to incur a number of non-recurring costs associated with the completion of the Arrangement, combining the operations of the two companies and achieving anticipated synergies. These fees and costs have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the Arrangement and include, among others, fees paid to financial, legal and accounting advisors, employee retention costs, severance and benefit costs and filing fees.
Owens Corning will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Owens Corning will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Arrangement and the integration of the two companies’ businesses. Although Owens Corning expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Owens Corning to offset integration-related costs over time, this net benefit may not be achieved in the near term or at all.
The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of Owens Corning following the completion of the Arrangement.

The unaudited pro forma combined financial information included or incorporated by reference in this prospectus supplement is presented for illustrative purposes only and does not represent the actual financial position or results of operations of the combined company following the completion of the Arrangement. Future results of the combined company may differ, possibly materially, from the unaudited pro forma combined financial information included or incorporated by reference in this prospectus supplement.
The unaudited pro forma combined financial information included or incorporated by reference in this prospectus supplement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of the combined company following the Arrangement for several reasons. Specifically, Owens Corning has not completed the detailed valuation analyses to arrive at the final estimates of the fair values of the assets acquired and liabilities assumed and the related allocation of purchase price and the unaudited pro forma combined financial information does not reflect the effects of all transaction-related costs and integration costs. In addition, the Arrangement and post-Arrangement integration process may give rise to unexpected liabilities and costs, including costs associated with transaction-related litigation or other claims. Unexpected delays in connection with the post-Arrangement integration process may significantly increase the related costs and expenses incurred by Owens Corning. The actual financial position and results of operations of the combined company following the Arrangement may be different, possibly materially, from the unaudited pro forma combined financial information included or incorporated by reference in this prospectus supplement. In addition, the assumptions used in preparing the unaudited pro forma combined financial information included or incorporated by reference in this prospectus supplement may not prove to be accurate and may be affected by other factors.
The integration of Masonite as a subsidiary of Owens Corning may not be as successful as anticipated.
The Arrangement involves numerous operational, strategic, financial, accounting, legal, tax and other functions that must be integrated. Difficulties in integrating Masonite as a subsidiary of Owens Corning may result in the combined company performing differently than expected, in operational challenges or in the failure to realize anticipated expense-related efficiencies. Owens Corning’s other businesses could also be negatively impacted by the Arrangement. Potential difficulties that may be encountered in the integration process include, among other factors:
•the inability to successfully integrate Masonite as a subsidiary of Owens Corning in a manner that permits Owens Corning to achieve the anticipated benefits and cost savings from the Arrangement;
•challenges associated with managing the integrated businesses;
•not realizing anticipated operating synergies or incurring unexpected costs to realize such synergies;
•integrating personnel from the two companies while maintaining focus on providing consistent, high-quality products;
•potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Arrangement;
•uncertainties related to the entry into a new line of business;
•loss of key employees;
•integrating relationships with customers, vendors and business partners;
•performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Arrangement and integrating Masonite’s operations into Owens Corning; and
•the disruption of, or the loss of momentum in, Owens Corning’s business or inconsistencies in standards, controls, procedures and policies.

Owens Corning’s results may suffer if it does not effectively manage its expanded operations following the Arrangement.
Following completion of the Arrangement, Owens Corning’s success will depend, in part, on its ability to manage its expansion, which poses numerous risks and uncertainties, including the need to integrate the operations and business of Masonite as a subsidiary of Owens Corning in an efficient and timely manner, to modify and/or combine systems and management controls.
Owens Corning may record tangible and intangible assets, including goodwill, that could become impaired and result in material non-cash charges to the results of operations of Owens Corning in the future.
The Arrangement will be accounted for as an acquisition by Owens Corning in accordance with accounting principles generally accepted in the United States. Under the acquisition method of accounting, the assets and liabilities of Masonite and its subsidiaries will be recorded, as of completion of the Arrangement, at their respective fair values and added to those of Owens Corning. The reported financial condition and results of operations of Owens Corning for periods after completion of the Arrangement will reflect Masonite balances and results after completion of the Arrangement but will not be restated retroactively to reflect the historical financial position or results of operations of Masonite and its subsidiaries for periods prior to the Arrangement.
Under the acquisition method of accounting, the total purchase price will be allocated to Masonite’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Arrangement. The excess, if any, of the purchase price over those fair values will be recorded as goodwill. To the extent the value of tangible or intangible assets, including goodwill, becomes impaired, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

USE OF PROCEEDS
We estimate the net proceeds to us from the sale of the notes will be approximately $          million, after deducting the underwriting discount and other expenses of the offering payable by us.
We intend to use the net proceeds of this offering to repay a portion of the outstanding borrowings under the 364-Day Credit Facility used to fund a portion of the purchase price in connection with the Arrangement and to pay related fees and expenses.
Interest on outstanding indebtedness under the 364-Day Credit Facility accrues at a rate equal to, at the Company’s option, (i) the highest of (a) the prime rate as quoted by The Wall Street Journal as the “prime rate” in the United States, (b) the federal funds rate plus 0.50%, and (c) Term SOFR (as defined in the Term Loan Agreement) (plus a credit spread adjustment of 0.10%) for a one-month tenor in effect on such day, plus 1.00%; plus an applicable margin based upon the then applicable debt ratings of the Company; or (ii) Term SOFR (plus a credit spread adjustment of 0.10%), plus an applicable margin based upon the then applicable debt ratings of the Company. The 364-Day Credit Facility matures on the earlier of the date that is 364 days after the funding of the 364-Day Credit Facility, the date of acceleration pursuant to its terms, or the date the commitments thereunder are terminated pursuant to the terms thereof. In connection with the consummation of the Arrangement, on May 15, 2024, Owens Corning (i) borrowed $2.8 billion under the 364-Day Credit Facility and (ii) borrowed $300 million under the A/R Facility, utilizing the proceeds to finance a portion of the Arrangement. See “Summary—Recent Developments.”
Affiliates of certain of the underwriters are lenders under the 364-Day Credit Facility and, upon application of the net proceeds of this offering, will receive a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth Owens Corning’s cash and cash equivalents and consolidated capitalization as of March 31, 2024:
•on an actual basis;
•on an as adjusted basis after giving effect to: (i) the consummation of the Arrangement; (ii) the repayment of all of the outstanding borrowings under Masonite’s term loan facility; (iii) the borrowing under the 364-Day Credit Facility in connection with the closing of the Arrangement and the use of the proceeds thereof; (iv) the settlement of the Tender Offer and related consent solicitation; and (v) the early settlement of the Exchange Offer and related consent solicitation, including the issuance of the Owens Corning 3.50% 2030 Notes, on May 22, 2024; and
•on an as further adjusted basis after giving effect to: (i) the borrowing under the A/R Facility in connection with the closing of the Arrangement and the use of the proceeds thereof; and (ii) the consummation of this offering of the notes and the expected use of proceeds thereof.
The information in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Owens Corning’s consolidated financial statements and the related notes contained its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which are incorporated by reference into this prospectus supplement, as well as the other financial information incorporated by reference into this prospectus supplement.

	As of March 31, 2024
	Actual	As Adjusted	As Further Adjusted
	(unaudited) (in millions)
Cash and cash equivalents(a)	$1,254	$635	$

Current liabilities:
364-Day Credit Facility(b)	—	2,784
Current portion of long-term debt	433	433	433
Other current liabilities(c)	1,835	2,250	2,250
Total current liabilities	2,268	5,467

Long-term debt:
4.200% senior notes, net of discount and financing fees, due 2024	399	399	399
3.400% senior notes, net of discount and financing fees, due 2026	399	399	399
3.950% senior notes, net of discount and financing fees, due 2029	447	447	447
Owens Corning 3.50% 2030 Notes(d)	—	331	331
3.875% senior notes, net of discount and financing fees, due 2030	298	298	298
7.000% senior notes, net of discount and financing fees, due 2036	369	369	369
4.300% senior notes, net of discount and financing fees, due 2047	589	589	589
4.400% senior notes, net of discount and financing fees, due 2048	391	391	391
Masonite 2028 Notes(e)	—	29	29

	As of March 31, 2024
	Actual	As Adjusted	As Further Adjusted
	(unaudited) (in millions)
Masonite 2030 Notes(f)	—	2	2
2027 notes offered hereby(g)	—	—
2034 notes offered hereby(h)	—	—
2054 notes offered hereby(i)	—	—
A/R Facility, maturing in 2025(j)	—	—	295
Senior Revolving Credit Facility, maturing in 2029(k)	—	—	—
Various Finance Leases, due through 2050(l)	185	215	215
Other	1	1	1
Total long-term debt	3,078	3,470
Less – current portion	433	433	433
Long-term debt, net of current portion	2,645	3,037

Long-term debt and 364-Day Credit Facility(m)	3,078	6,254	6,254

Owens Corning stockholders’ equity:
Preferred stock, par value $0.01 per share(n)	—	—	—
Common stock, par value $0.01 per share(o)	1	1	1
Additional paid in capital(p)	4,159	4,200	4,200
Accumulated earnings(q)	5,041	5,014	5,014
Accumulated other comprehensive deficit	(539)	(539)	(539)
Cost of common stock in treasury(r)	(3,433)	(3,433)	(3,433)
Total Owens Corning stockholders’ equity	5,229	5,243	5,243
Noncontrolling interests(s)	18	28	28
Total equity	5,247	5,271	5,271
Total capitalization(t)	$8,325	$11,525	$
__________________
(a)As adjusted Cash and cash equivalents includes approximately $230 million of Cash and cash equivalents of Masonite as of March 31, 2024 and reflects the (i) payment of approximately $2,936 million for the purchase price of the Arrangement; (ii) repayment of all of the approximately $213 million of borrowings outstanding as of March 31, 2024 under Masonite’s term loan facility, as well as approximately $3 million of accrued interest; (iii) receipt of net proceeds of approximately $2,784 million from borrowings under the 364-Day Term Loan Agreement; (iv) payment of approximately $1 million in connection with the consent payment for eligible holder’s consents validly delivered (and not validly revoked) in the Exchange Offer and related consent solicitation; and (v) payment of approximately $480 million in connection with the settlement of the Tender Offer, including approximately $7 million of accrued interest in respect of the Masonite 2028 Notes that were validly tendered and accepted for purchase.
As further adjusted Cash and cash equivalents includes Cash and cash equivalents of Masonite as of March 31, 2024, reflects the items reflected in the as adjusted Cash and cash equivalents and further reflects the (i) receipt of proceeds of $295 million from borrowings under the A/R Facility; (ii) receipt of the net proceeds of this offering of the notes; (iii) repayment of $295 million of borrowings under the 364-Day Credit Facility using the proceeds of the borrowings under the A/R Facility; and (iv) repayment of $                    of borrowings under the 364-Day Credit Facility using a portion of the net proceeds of this offering of the notes.
(b)As of March 31, 2024, Owens Corning had $3.0 billion available under the 364-Day Credit Facility. The as adjusted amount for the 364-Day Credit Facility reflects the borrowing of $2.8 billion and debt issuance costs of approximately $16 million related to transaction fees incurred for the 364-Day Credit Facility. We drew on our available borrowings under the 364-Day Credit Facility in connection with the consummation of the Arrangement. The as further adjusted amount for the 364-Day Credit Facility reflects the repayment of (i) $295 million of borrowings under the 364-Day Credit Facility using the proceeds of the borrowings under the A/R Facility and (ii) $                    of borrowings under the 364-Day Credit Facility using a portion of the net proceeds of this offering of the notes.
(c)Both as adjusted Other current liabilities and as further adjusted Other current liabilities include Other current liabilities of approximately $1,835 million of Owens Corning as of March 31, 2024, other current liabilities of approximately $388 million of Masonite as of March 31, 2024 and approximately $27 million of estimated transaction costs of Owens Corning at the closing of the Arrangement.

(d)Both the as adjusted amount and the as further adjusted amount for the Owens Corning 3.50% 2030 Notes reflect the fair value under generally accepted accounting principles in the United States of the approximately $373 million aggregate principal amount of Owens Corning 3.50% 2030 Notes issued in connection with the early settlement of the Exchange Offer on May 22, 2024, and debt issuance costs of approximately $3 million.
(e)Both the as adjusted amount and the as further adjusted amount for the Masonite 2028 Notes reflect the fair value of the approximately $29 million aggregate principal amount of Masonite 2028 Notes assumed in connection with the Arrangement, after giving effect to the settlement of the Tender Offer.
(f)Both the as adjusted amount and the as further adjusted amount for the Masonite 2030 Notes reflect the fair value of the approximately $2 million aggregate principal amount of Masonite 2030 Notes assumed in connection with the Arrangement, after giving effect to the early settlement of the Exchange Offer.
(g)The as further adjusted amount for the 2027 notes offered hereby reflects estimated debt issuance costs of approximately $                    .
(h)The as further adjusted amount for the 2034 notes offered hereby reflects estimated debt issuance costs of approximately $                    .
(i)The as further adjusted amount for the 2054 notes offered hereby reflects estimated debt issuance costs of approximately $                    .
(j)As of March 31, 2024, we had no borrowings outstanding under our A/R Facility and we had $1 million in outstanding letters of credit and $299 million available under the A/R Facility. The as further adjusted amount for the A/R Facility reflects the borrowing of $295 million. We drew $295 million of our available borrowings under the A/R Facility in connection with the consummation of the Arrangement and used the proceeds thereof to repay a portion of the borrowings under the 364-Day Credit Facility.
(k)As of March 31, 2024, we had no borrowings outstanding under our Senior Revolving Credit Facility provided by our Credit Agreement and we had $4 million in outstanding letters of credit and $996 million available under this facility.
(l)Both as adjusted Various Finance Leases, due through 2050 and as further adjusted Various Finance Leases, due through 2050 include financing leases of approximately $30 million of Masonite as of March 31, 2024.
(m)As adjusted Long-term debt and 364-Day Credit Facility includes approximately $30 million of Finance Leases of Masonite as of March 31, 2024 and reflects the (i) borrowing of $2.8 billion available under the 364-Day Credit Facility in connection with the Arrangement and debt issuance costs of approximately $16 million related to transaction fees incurred for the 364-Day Credit Facility; (ii) issuance of approximately $373 million aggregate principal amount of Owens Corning 3.50% 2030 Notes in connection with the early settlement of the Exchange Offer on May 22, 2024 and debt issuance costs of approximately $3 million related to transaction fees incurred for the Exchange Offer and related consent solicitation; (iii) assumption of approximately $29 million aggregate principal amount of Masonite 2028 Notes in connection with the Arrangement, after giving effect to the settlement of the Tender Offer; and (iv) assumption of approximately $2 million aggregate principal amount of Masonite 2030 Notes in connection with the Arrangement, after giving effect to the early settlement of the Exchange Offer on May 22, 2024.
As further adjusted Long-term debt and 364-Day Credit Facility reflects the items reflected in the as adjusted Long-term debt and 364-Day Credit Facility and further reflects the (i) borrowing of $295 million under the A/R Facility in connection with the Arrangement; (ii) issuance of the notes offered hereby and aggregate estimated debt issuance costs of $                    ; (iii) repayment of $295 million of borrowings under the 364-Day Credit Facility using the proceeds of the borrowings under the A/R Facility; and (iv) repayment of $                    of borrowings under the 364-Day Credit Facility using a portion of the net proceeds of this offering of the notes.
(n)10.0 million shares of preferred stock are authorized; none were issued or outstanding as of March 31, 2024.
(o)400.0 million shares of common stock are authorized; 135.5 million were issued and 86.7 million were outstanding as of March 31, 2024.
(p)Both as adjusted Additional paid in capital and as further adjusted Additional paid in capital include approximately $41 million in restricted stock units and performance stock units of Masonite that converted to Owens Corning’s time vesting restricted stock units at the closing of the Arrangement.
(q)Both as adjusted Accumulated earnings and as further adjusted Accumulated earnings include approximately $27 million of estimated transaction costs of Owens Corning at the closing of the Arrangement.
(r)48.8 million shares were held in treasury as of March 31, 2024.
(s)Both as adjusted Noncontrolling interests and as further adjusted Noncontrolling interests include approximately $10 million of noncontrolling interests of Masonite as of March 31, 2024.
(t)As adjusted Total capitalization reflects the (i) borrowing of $2.8 billion available under the 364-Day Credit Facility in connection with the Arrangement and debt issuance costs of approximately $16 million related to transaction fees incurred for the 364-Day Credit Facility; (ii) issuance of approximately $373 million aggregate principal amount of Owens Corning 3.50% 2030 Notes in connection with the early settlement of the Exchange Offer on May 22, 2024 and debt issuance costs of approximately $3 million related to transaction fees incurred for the Exchange Offer and related consent solicitation; (iii) assumption of approximately $29 million aggregate principal amount of Masonite 2028 Notes in connection with the Arrangement, after giving effect to the settlement of the Tender Offer; and (iv) assumption of approximately $2 million aggregate principal amount of Masonite 2030 Notes in connection with the Arrangement, after giving effect to the early settlement of the Exchange Offer on May 22, 2024.
As further adjusted Total capitalization reflects the items reflected in the as adjusted Total capitalization and further reflects the (i) borrowing of $295 million under the A/R Facility in connection with the Arrangement; (ii) issuance of the notes offered hereby and aggregate estimated debt issuance costs of $                    ; (iii) repayment of $295 million of borrowings under the 364-Day Credit Facility using the proceeds of the borrowings under the A/R Facility and cash on hand; and (iv) repayment of $                    of borrowings under the 364-Day Credit Facility using a portion of the net proceeds of this offering of the notes.

DESCRIPTION OF THE NOTES
The notes (as defined below) will be issued under the indenture, dated as of June 2, 2009, among Owens Corning, certain former Subsidiary Guarantors and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”), as amended and as supplemented to reflect the terms of the notes. We refer to such indenture, as amended or supplemented from time to time, as the “indenture.” The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Debt Securities” included in the accompanying prospectus. You should read the accompanying prospectus and this prospectus supplement together for a more complete description of the indenture and the notes. This description and the section entitled “Description of Debt Securities” in the accompanying prospectus are summaries and may not include all of the information that is important to you, and are subject to and are qualified in their entirety by, the provisions of the indenture. Certain terms used in this “Description of the Notes” have the meanings specified under “—Certain Definitions” below or under “Description of Debt Securities—Certain Definitions” in the accompanying prospectus. References to “Owens Corning,” “we,” “us” and “our” in this “Description of the Notes” refer only to Owens Corning and not any of its subsidiaries.
The Notes
The notes:
•will be our general senior unsecured obligations;
•will rank equal in right of payment with our existing and future senior unsecured indebtedness;
•will be effectively subordinated to our senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and
•will be structurally subordinated to all existing and future obligations of our Subsidiaries.
The notes will not be initially guaranteed by any of our Subsidiaries. However, if in the future, any of our Domestic Subsidiaries becomes a borrower or a guarantor under the Credit Agreement, such Subsidiary will be required to fully and unconditionally guarantee the notes and any other debt securities that may be issued under the indenture (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”).
Principal, Maturity and Interest
In this offering, we will issue $          million in aggregate principal amount of our          % Senior Notes due 2027 (the “2027 notes”), $          million in aggregate principal amount of our          % Senior Notes due 2034 (the “2034 notes”) and $          million in aggregate principal amount of our          % Senior Notes due 2054 (the “2054 notes” and, collectively with the 2027 notes and the 2034 notes, the “notes”). The 2027 notes will mature on                    , 2027. The 2034 notes will mature on                    , 2034. The 2054 notes will mature on                    , 2054. We may issue additional notes of any series from time to time after this offering. See “—Issuance of Additional Notes.”
Interest on the 2027 notes will accrue at a rate per annum of          %, interest on the 2034 notes will accrue at a rate per annum of          % and interest on the 2054 notes will accrue at a rate per annum of          %, in each case, from the issue date or from the most recent interest payment date to which interest has been paid or provided for, to, but excluding, the relevant interest payment date. Interest on the 2027 notes will be payable semi-annually in arrears on                    and                    of each year, commencing                    , 2024, to holders of record at the close of business on                    or                    immediately preceding the interest payment date. Interest on the 2034 notes will be payable semi-annually in arrears on                    and                    of each year, commencing                    , 2024, to holders of record at the close of business on                  or                  immediately preceding the interest payment date. Interest on the 2054 notes will be payable semi-annually in arrears on                    and                    of each year, commencing                    , 2024, to holders of record at the close of business on                    or                    immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for that period from and after the applicable interest payment date, maturity date or redemption date.
The notes of each series will be issued in book-entry form only, in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.
No Sinking Fund
The notes will not be entitled to any sinking fund.
Payment on the Notes
If a holder of notes has given wire transfer instructions to us, we will, directly or through the paying agent, pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes of each series will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the note holders at their address set forth in the register of holders of the notes of the applicable series.
The trustee will initially act as paying agent and registrar with respect to each series of notes. We may change the paying agent or registrar with respect to a series of notes without prior notice to the holders of such notes, and we or any of our Subsidiaries may act as paying agent or registrar.
Issuance of Additional Notes
We may from time to time, without the consent of, or notice to, the holders of the notes of a series, reopen the series of debt securities of which such notes are a part and issue additional notes having the same ranking and the same interest rate, maturity and other terms as such notes, except for the public offering price and the issue date and, if applicable, the initial interest payment date. Any additional notes having similar terms, together with the notes of the applicable series, will constitute a single series of debt securities under the indenture and will have the same CUSIP number provided they are fungible for U.S. federal income tax purposes. No such additional notes may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such notes are a part. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to the notes of any series include any additional notes of the same series actually issued.
In addition, we may issue from time to time other series of debt securities under the indenture consisting of debentures, other series of notes or other evidences of indebtedness, but such other securities will be separate from and independent of the notes. The indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured or whether senior or subordinated) which we or our Subsidiaries may incur.
Payment and Paying Agents
We will maintain in the place of payment for the notes an office or agency where the notes may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the notes of the applicable series and the indenture. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may conclusively rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the notes.

Optional Redemption
Prior to                    , 20          (          months prior to the maturity date of the 2027 notes) in the case of the 2027 notes, prior to                    , 20          (          months prior to the maturity date of the 2034 notes) in the case of the 2034 notes, and prior to                    , 20          (          months prior to the maturity date of the 2054 notes) in the case of the 2054 notes (as applicable, the “Par Call Date”), the Company may redeem the notes of the applicable series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, the Company may redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States

Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee (in each of its capacities) will not be responsible or liable for determining, calculating, confirming or verifying the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice may, in the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the date of redemption (including as it may be postponed), provided that if the Company has requested that the trustee provide the notice of redemption to the holders, then the Company must provide the trustee with notice of such rescission or any delay in the redemption date no less than two business days prior to the redemption date.
In the case of a partial redemption of a series of notes, selection of the notes of such series for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair in accordance with the applicable procedures of the depositary. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, Clearstream or Euroclear (or another depositary), as applicable, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Change of Control
If a Change of Control Repurchase Event occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of such series by giving notice of such redemption to the holders thereof, each holder of notes of such series will have the right to require us to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that holder’s notes pursuant to a Change of Control Offer. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the repurchase date, subject to the rights of holders of notes of the applicable series on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, we will mail or deliver in accordance with DTC procedures a notice to each holder of notes of the applicable series and the trustee:
(1)describing the transaction or transactions that constitute the Change of Control Repurchase Event;
(2)offering to repurchase notes of such series on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent; and
(3)stating the instructions determined by us, consistent with this covenant, that a holder must follow in order to have its notes purchased.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes of any series or the indenture by virtue of such compliance.
On the Change of Control Payment Date, we will, to the extent lawful:
(1)accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
(2)deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
(3)deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.
The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
We will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes of any series to require us to repurchase their notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and our Subsidiaries taken as a whole to another Person or group may be uncertain.
Covenant Modification
The indenture contains a covenant (Section 4.10 of the indenture), which, subject to certain exceptions, requires that we preserve and keep in full force and effect (i) our corporate existence and the entity existence of each of our Subsidiaries in accordance with our and our Subsidiaries’ respective organizational documents and (ii) our and each of our Subsidiaries’ rights, licenses and franchises; provided that we are not required to preserve any such right, license, franchise or entity existence if the Board of Directors (as defined in the indenture) shall determine that the preservation thereof is no longer desirable in the conduct of our and our Subsidiaries’ business, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of securities issued under the indenture.
The indenture also contains a covenant (Section 4.07 of the indenture), which requires that the Company file with the trustee copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.
In a previous supplement to the indenture, we modified Section 4.10 of the indenture as it applies to the notes so that the determination regarding the preservation of any right, license, franchise or entity existence by us or any of our Subsidiaries will need to be made by Owens Corning, but not specifically by our Board of Directors. In a previous supplement to the indenture, we modified Section 4.07 of the indenture as it applies to the notes so that, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes of a series are outstanding, the Company is required to furnish to the trustee and the holders of the notes of such series certain consolidated financial statements.

Discharge, Legal Defeasance and Covenant Defeasance
We may be discharged from all of our obligations with respect to the outstanding notes of any series, discharged from our obligations with respect to such notes (except as otherwise specified in the indenture) or released from our obligation to comply with the provisions of the indenture with respect to such notes as described under “Description of Debt Securities—Discharge, Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.
The Trustee under the Indenture
We maintain and may maintain ordinary banking relationships in the ordinary course of business with the trustee, Computershare Trust Company, N.A., and its affiliates.
Computershare Trust Company, N.A., in each of its capacities, including without limitation as trustee, paying agent and registrar, assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness, or accuracy of such information. Each of the trustee, paying agent and registrar will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture.
Neither the trustee (in any of its capacities) nor any paying agent shall be responsible for monitoring, or confirming, our rating status, making any request upon any Rating Agency, or monitoring, confirming or determining whether any Ratings Downgrade or Change of Control Repurchase Event has occurred.
Governing Law; Jury Trial Waiver
The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York. The indenture provides that the Company, any Subsidiary Guarantors and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.
Book-Entry, Delivery and Form
Global Notes
We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme).
DTC
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

We have provided the description of the current operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the underwriters or the trustee (in any of its capacities) takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
We expect that under the current procedures established by DTC:
•upon deposit of the global notes with DTC or its custodian, DTC will credit on its book-entry registration and transfer system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and
•ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.
The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee, or receive notices. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.
Neither we nor the trustee (in any of its capacities) will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes. Neither we nor the trustee (in any of its capacities) has any responsibility or liability for the performance of or for any act or omission of DTC.
Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Clearstream, Luxembourg
Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which are referred to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.
Euroclear advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “Beneficial Owner”, is in turn to be recorded on the direct and indirect participants’ records and Clearstream, Luxembourg and Euroclear will credit on their book-entry registration and transfer systems the number of notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream, Luxembourg or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.
Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.
Due to time-zone differences, credits of the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time. Neither we nor the trustee (in any of its capacities) will have any responsibility for the performance by DTC, Clearstream and Euroclear or their direct participants or indirect participants under the rules and procedures governing DTC, Clearstream or Euroclear, as the case may be.
Certificated Notes
We will issue certificated notes in registered form to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:
•DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
•an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or
•we determine not to have the notes represented by a global note.
Neither we nor the trustee (in any of its capacities) will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued. In connection with any proposed exchange of a certificated note for a global note, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may conclusively rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Certain Definitions
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act for the corporation;
(2)with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function.
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Owens Corning and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);
(2)the adoption of a plan relating to the liquidation or dissolution of Owens Corning;
(3)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Owens Corning, measured by voting power rather than number of shares; or
(4)the first day on which a majority of the members of the Board of Directors of Owens Corning are not Continuing Directors.
“Change of Control Offer” has the meaning assigned to that term in the indenture.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Ratings Downgrade.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Owens Corning who:
(1)was a member of such Board of Directors on the date of the indenture; or
(2)was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Domestic Subsidiary” means, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any state or territory thereof.
“Officers’ Certificate” means a certificate signed by two officers or by an officer and either an assistant treasurer or an assistant secretary of Owens Corning.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.
“Rating Agency” means each of Moody’s Investors Service Inc. and S&P Global Ratings, a division of S&P Global Inc., or any of their successors.
“Ratings Downgrade” means when, at the time of a Change of Control, the notes of a particular series carry:
(1)an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;
(2)a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by both Rating Agencies;
(3)both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency;
(4)both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series;
(5)both (A) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series; or
(6)no credit rating from either Rating Agency and both Rating Agencies do not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the notes of such series;
and in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to Owens Corning that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the “Code,” the Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change or differing interpretation, possibly on a retroactive basis, which may result in U.S. federal income tax consequences different from those discussed below. No ruling from the Internal Revenue Service, or the “IRS,” or opinion of counsel has been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not challenge any statement or conclusion in this discussion or, if challenged, that a court will uphold such statement or conclusion.
This discussion applies only to beneficial owners of the notes that acquire the notes upon their initial issuance at the initial “issue price” for such series of notes, which will equal the first price at which a substantial amount of such series of notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that might be important to particular holders in light of their individual circumstances (such as the effects of section 451(b) of the Code conforming the timing of certain income accruals to financial statements) or the U.S. federal income tax considerations applicable to holders that may be subject to special tax rules, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt entities, retirement plans, cooperatives, partnerships (or entities or arrangements classified as partnerships for U.S. federal income tax purposes or investors therein), S corporations or other pass-through entities or investors in such entities, brokers or dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States, persons holding the notes as part of a hedging, conversion transaction, a straddle or other risk reduction transaction, persons deemed to sell the notes under the constructive sale provisions of the Code, “controlled foreign corporations” or “passive investment companies” (each within the meaning of the Code) or persons that participate in this offering and are also lenders under the 364-Day Credit Facility that is being repaid in part with the net proceeds of this offering, as described above in “Use of Proceeds.” This discussion does not address any non-U.S., U.S. federal non-income, state or local tax considerations relating to the acquisition, ownership or disposition of the notes.
As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note who is, or is treated as, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any State within the United States, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if (i) it is subject to the supervision of a court within the United States and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) a valid election is in place under applicable Treasury regulations to treat such trust as a United States person.
The term “Non-U.S. Holder” means any beneficial owner of a note that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus supplement, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such entities and partners of such entities should consult their tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership, and disposition of a note.
This discussion is for general information only and is not tax advice. Holders should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences to them of acquiring, owning or disposing of the notes under non-U.S., U.S. federal non-income, state, or local tax laws and tax treaties, and the possible effects of changes in tax laws.
Change of Control Premium
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest and principal payable on each series of the notes (as described above under “Description of the Notes—Change of Control”). Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to each series of the notes to be different from the consequences discussed below. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date such series of notes is issued) are ignored. We believe the possibility of making additional payments on any series of the notes is remote and/or incidental. Therefore, we do not intend to treat any series of the notes as contingent payment debt instruments under the U.S. federal income tax rules. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the IRS, however, which may take a contrary position and treat each series of the notes as contingent payment debt instruments. Holders should consult their own tax advisors regarding the tax consequences of each series of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that no series of the notes are treated as contingent payment debt instruments for U.S. federal income tax purposes.
U.S. Federal Income Taxation of U.S. Holders
Interest
Interest on the notes generally will be qualified stated interest and a U.S. Holder generally must include payments of stated interest on the notes as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If any series of the notes is issued for an amount less than the principal amount of such series and the difference is not less than a “de minimis” amount (specifically, the de minimis amount is 0.25% of the principal amount of the notes multiplied by the number of complete years to maturity) a U.S. Holder (regardless of its method of tax accounting) will be required to include the difference in income as original issue discount as it accrues generally in accordance with a constant yield method before the receipt of cash payments attributable to this income. It is anticipated, and this discussion assumes, that each series of the notes will be issued at par or at a discount that is less than the de minimis amount for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition of the notes (other than amounts attributable to accrued but unpaid interest, which will be treated as interest as described under “—Interest” above and will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in such notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption, retirement or other taxable disposition. A U.S. Holder’s adjusted tax basis in the notes generally will be its cost for the notes, decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such notes.

Any gain or loss a U.S. Holder recognizes on the sale, exchange, redemption, retirement or other taxable disposition of the notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the notes for more than 12 consecutive months. For non-corporate taxpayers, long-term capital gains are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its tax advisor regarding the deductibility of capital losses in its particular circumstances.
Tax on “Net Investment Income”
Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% additional tax on the lesser of (i) their “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (ii) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the relevant taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from the disposition of a note, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder should consult its tax advisors regarding the applicability of this additional tax.
Backup Withholding and Information Reporting
In general, a U.S. Holder that is not an “exempt recipient” (such as corporations and tax exempt organizations that properly establish their exemption) will be subject to U.S. federal backup withholding tax at the applicable rate (currently 24%) with respect to payments of interest on the notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to us or the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an IRS Form W-9 and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient, and the amount of any tax withheld from such payments, generally will be subject to information reporting requirements.
U.S. Federal Income Taxation of Non-U.S. Holders
Payments of Interest
Subject to the discussions below under “—Backup Withholding and Information Reporting” and “FATCA,” a Non-U.S. Holder generally will be exempt from U.S. federal income tax and withholding tax on interest paid on the notes under the “portfolio interest exemption” so long as:
•the Non-U.S. Holder does not conduct a trade or business within the United States to which the interest income is effectively connected (or, if an applicable income tax treaty so requires, such income is not attributable to the Non-U.S. Holder’s permanent establishment or fixed base within the United States);
•the Non-U.S. Holder is not a “10-percent shareholder” of us within the meaning of section 871(h)(3)(B) of the Code; and
•either (i) the Non-U.S. Holder certifies under penalties of perjury on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, provided to us or the paying agent, that it is not a “United States person” (as defined in the Code), and provides its name and address, and U.S. taxpayer identification number, if any; (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder and furnishes to us or the paying agent a copy thereof; or (iii) the Non-U.S. Holder holds its notes directly through a “qualified intermediary” provided that such qualified intermediary has entered into a withholding agreement with the IRS and certain other conditions are satisfied.
A Non-U.S. Holder that does not qualify for the “portfolio interest exemption” as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes us or the paying agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, establishing the reduction or exemption under the benefit of an applicable income tax treaty and the Non-U.S. Holder complies with any other applicable procedures. Alternatively, a Non-U.S. Holder may be exempt from U.S. withholding tax if it provides a properly executed IRS Form W-8ECI, or applicable successor form, certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (as discussed below under “—Effectively Connected Income”).
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Subject to the discussions below under “—Backup Withholding and Information Reporting” and “FATCA,” generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “—Payments of Interest” above and will be taxed as ordinary interest income to the extent such interest has not been previously included in income) will be exempt from U.S. federal income and withholding tax, unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or
•the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.
If a Non-U.S. Holder is described in the first bullet point, see “—Effectively Connected Income” below. If a Non-U.S. Holder is described in the second bullet point, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
Effectively Connected Income
If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, such interest or gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder generally will not be subject to the withholding tax discussed above if the Non-U.S. Holder provides us or the paying agent with a properly completed and executed IRS Form W-8ECI, or applicable successor form, but the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net-income basis on such interest or gain as if it were a “United States person” (as defined in the Code) (but without regard to the tax on net investment income discussed above). In addition to such U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of such Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Backup Withholding and Information Reporting
In general, information reporting requirements will apply to certain payments of interest, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition paid to a Non-U.S. Holder and the tax withheld from those payments. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.
Under some circumstances, Treasury regulations may require backup withholding on payments on the notes. Such backup withholding generally will not apply to payments on the notes made by us or the paying agent to a Non-U.S. Holder if the certification described above under “—Payments of Interest” is timely received from the Non-U.S. Holder.
Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.
Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
FATCA
Pursuant to Sections 1471 through 1474 of the Code, and the regulations and administrative guidance thereunder, commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA,” “foreign financial institutions” (as defined in the Code and which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other “non-financial foreign entities” (as defined in the Code) generally must comply with certain information reporting rules with respect to their U.S. account holders and investors. Additionally, in order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. A “foreign financial institution” or such other “non-financial foreign entity” that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include interest paid in respect of the notes and the entire gross proceeds from the sale of the notes. However, the IRS has issued proposed Treasury regulations that would eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued or until such proposed Treasury regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules.
We will not pay any additional amounts in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.
The material U.S. federal income tax considerations discussed above are included for general information only and may not be applicable depending upon a Holder’s particular situation. Prospective purchasers of the notes should consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, U.S. federal non-income, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)
Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2034 Notes	Principal Amount of 2054 Notes
Morgan Stanley & Co. LLC	$	$	$
BofA Securities, Inc.	$	$	$
Citigroup Global Markets Inc.	$	$	$
Wells Fargo Securities, LLC	$	$	$
PNC Capital Markets LLC	$	$	$
	$	$	$
	$	$	$
Total	$	$	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of          % of the principal amount of the 2027 notes,          % of the principal amount of the 2034 notes and          % of the principal amount of the 2054 notes, and those dealers may reallow, a concession not in excess of          % of the principal amount of the 2027 notes,          % of the principal amount of the 2034 notes and          % of the principal amount of the 2054 notes. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per 2027 note	%
Total	%
Per 2034 note	%
Total	%
Per 2054 note	%
Total	%
The expenses of the offering, not including the underwriting discounts, are estimated at $          and are payable by us.
New Issue of Notes
The 2027 notes, the 2034 notes and the 2054 notes are each a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the 2027 notes, the 2034 notes and the 2054 notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We expect that delivery of the notes will be made against payment therefor on or about the closing date specified in this prospectus supplement, which will be the          business day following the date of pricing of such notes (this settlement cycle being referred to as “T+          ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the succeeding          business days will be required, by virtue of the fact that the notes initially will settle T +          , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the succeeding          business days should consult their own advisor.
No Sales of Similar Securities
We have agreed that we will not, from the date of this prospectus supplement through and including the date of closing of this offering, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions and Price Stabilization
In connection with the offering, the underwriters may purchase and sell the notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum. Purchases of a security to reduce a short position or to stabilize the price could cause the price of the security to be higher than it might be in the absence of such purchases.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Morgan Stanley & Co. LLC has provided financial advisory services to Owens Corning in connection with the Arrangement and will receive customary fees, expense reimbursement and indemnification. An affiliate of Morgan Stanley & Co. LLC is also the administrative agent and a lender under the 364-Day Credit Facility, a lender under our senior revolving credit facility provided for by the Credit Agreement, or the “Senior Revolving Credit Facility,” and the financial advisor for the review of strategic alternatives for Owens Corning’s global glass reinforcements business. An affiliate of Wells Fargo Securities, LLC is also the administrative agent, the swingline lender and an issuing lender under the Senior Revolving Credit Facility and a lender under the 364-Day Credit Facility. Affiliates of BofA Securities, Inc., Citigroup Global Markets Inc. and PNC Capital Markets LLC are also lenders under the 364-Day Credit Facility. An affiliate of PNC Capital Markets LLC is the administrator and PNC Capital Markets LLC is the structuring agent under the Company’s trade receivables securitization program.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, those underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described in “Use of Proceeds,” we intend to use the net proceeds of this offering to repay a portion of the outstanding borrowings under the 364-Day Credit Facility used to fund a portion of the purchase price in connection with the Arrangement and to pay related fees and expenses. Because at least 5% of the net proceeds of this offering, not including underwriter compensation, will be used to reduce or retire our indebtedness held by affiliates of Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and

PNC Capital Markets LLC, underwriters in this offering, these underwriters are deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, or “Rule 5121.”
Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Under Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering, because the offering is of a class of securities that are rated investment grade, as defined in Rule 5121. No underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the “EEA.” For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or “MiFID II”; or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended, or the “Prospectus Regulation.” Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, or the “PRIIPs Regulation,” for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the “UK.” For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or the “EUWA”; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the “FSMA,” and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, or the “UK Prospectus Regulation”; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the “UK PRIIPs Regulation,” for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or the “Financial Promotion Order,” or (iii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and “permitted clients,” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser of the notes with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by such purchaser within the time limit prescribed by the securities legislation of such purchaser’s province or territory. Such purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or “NI 33-105,” the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the “SFO,” and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the “CO,” and which do not constitute an offer or invitation to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither have this prospectus supplement and the accompany prospectus been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying prospectus are advised to exercise caution in relation to any offer of the notes. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that it, he or she is aware of the restriction on offers of the notes described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any notes in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended), or the “FIEA.” Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or the account or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time ((the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made in reliance on an exemption under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore, or “CMP Regulations 2018,” unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange, or the “SIX,” or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the “CISA.” The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Notice to Prospective Investors in Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China, or “Taiwan,” pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan, or the “Place of Acceptance,” and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth), or “Corporations Act”) has been or will be lodged with the Australian Securities and Investments Commission, or “ASIC,” or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia), neither this prospectus supplement nor the accompanying prospectus or any other offering material or advertisement relating to the notes may be distributed or published in Australia, and any offer under this document is otherwise void and incapable of acceptance unless, in each case: (i) the offer, invitation or distribution is made to a ‘sophisticated investor’ in accordance with section 708(8) of the Corporations Act, including that the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act; (ii) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license; (iii) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the disclosure requirements set out in Chapter 6, and the licensing requirements set out in Chapter 7 of the Corporations Act); (iv) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and (v) such action does not require any document to be lodged with ASIC or the ASX.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
The validity of the notes offered by this prospectus supplement will be passed upon for us by Jones Day. Certain legal matters relating to this offering will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The financial statements of Owens Corning and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Masonite as of December 31, 2023 and January 1, 2023, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus through the Current Report on Form 8-K filed by Owens Corning on May 15, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which concludes, among other things, that Masonite did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weakness described therein, which are incorporated by reference herein.

PROSPECTUS
OWENS CORNING
Common Stock
Debt Securities

We may offer and sell our common stock, par value $0.01 per share, and/or debt securities from time to time in one or more offerings. We will provide specific terms of any offering of these securities, including the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will be the initial public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.
Our common stock is listed on the New York Stock Exchange under the symbol “OC.”

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the Securities Act. Under the automatic shelf process, we may offer and sell, from time to time, the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you make any investment decision, you should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Incorporation of Certain Information by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “Owens Corning,” “Company,” “we,” “our” and “us” refer to Owens Corning, a Delaware corporation, and its subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Our disclosures and analysis in this prospectus and the materials we have filed or will file with the SEC, including documents incorporated by reference or deemed incorporated by reference herein or therein, as well as information included in our other written or oral statements, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will” and other terms of similar meaning or import, or the negatives thereof, in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions, including the acquisition of Masonite International Corporation, or Masonite; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness, including indebtedness incurred in connection with the acquisition of Masonite; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements, including our ability to achieve the strategic and other objectives relating to the Masonite acquisition, including any expected synergies; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; our ability to successfully integrate the Masonite acquisition; any material adverse changes in the business of Masonite; the strategic review of our Glass Reinforcements business; and defined benefit plan funding obligations.
All forward-looking statements in this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. Any users of this prospectus should not interpret the disclosure of any risk factor to imply that the risk has not already materialized. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated or deemed incorporated by reference herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investor Relations” page of our website at www.owenscorning.com. We do not intend for information contained on or accessible through our website to be part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:
•our Annual Report on Form 10-K (File No. 001-33100) for the fiscal year ended December 31, 2023;
•our Quarterly Report on Form 10-Q (File No. 001-33100) for the quarterly period ended March 31, 2024;
•our Current Reports on Form 8-K (File No. 001-33100) filed with the SEC on February 9, 2024 (Item 1.01 only), March 1, 2024, March 6, 2024, April 15, 2024, April 29, 2024, May 13, 2024, May 15, 2024 (Items 2.01, 2.03, 9.01(a), 9.01(b) and related exhibits, only) and May 22, 2024; and
•the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on October 19, 2006, as amended, including any amendment or report filed for the purpose of updating that description.
We will not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide to each person, including any beneficial owner of our securities to whom this prospectus is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these documents, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
Attention: Corporate Secretary
Telephone: (419) 248-8000

OUR COMPANY
Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. The Company has four reporting segments: Roofing, Insulation, Doors and Composites. The Doors segment was added as a result of the Company’s successful acquisition of Masonite on May 15, 2024. See “Where You Can Find More Information.” Through these lines of business, the Company manufactures and sells products worldwide. We are a market leader in many of our major product categories.
Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our principal website is located at www.owenscorning.com. Information on or available through our website is not incorporated into this prospectus, other than documents that we file with the SEC that we specifically incorporate by reference.

RISK FACTORS
An investment in our securities involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term debt prior to their stated use.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of the General Corporation Law of the State of Delaware, or the DGCL, and our amended and restated certificate of incorporation, or our certificate of incorporation, and our fourth amended and restated bylaws, or our bylaws. This description is only a summary and does not purport to be complete, therefore it is subject to and is qualified in its entirety by reference to the terms of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.
Authorized Capital Stock
The Company’s authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, or common stock, and 10,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. We may issue preferred stock in one or more series with rights and preferences as authorized by resolution by our board of directors. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to the prior dividend and liquidation rights of the outstanding shares of each series of preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued or are outstanding.
Common Stock
Voting. The holders of common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote, subject only to any exclusive voting rights that may vest in holders of the preferred stock under the provisions of any series of the preferred stock established by our board of directors. Generally, all matters to be voted on by stockholders must be approved by a majority in voting power of the stock having voting power present in person or represented by proxy. However, questions governed expressly by provisions of the certificate of incorporation or bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The election of directors is by majority vote in uncontested director elections, and there is no cumulative voting for the election of directors. Certain provisions of our certificate of incorporation require a 75% vote of our outstanding common stock to be altered, amended or repealed.
Dividend Rights. Subject to the rights of the holders of any outstanding shares of preferred stock and any restrictions that may be imposed under our credit agreement governing our senior revolving credit facility or other contractual restrictions, the holders of common stock will be entitled to such dividends and other distributions of cash or any other right or property as may be declared by the board of directors out of the assets or funds legally available for such dividends or distributions. If there is any preferred stock outstanding at such time, dividends on the preferred stock must be paid in full or declared and set aside for payment before dividends may be paid to the holders of common stock. Under our credit agreement, we may not pay a cash dividend if a payment or bankruptcy default or event of default thereunder exists at the time of declaration or if a dividend payment violates the provisions of our formation documents or other material agreements.
Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.
Conversion, Redemption and Preemptive Rights. Our common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to our common stock. Our certificate of incorporation does not provide that holders of common stock any preference or preemptive right to subscribe for or purchase additional common stock or securities of Owens Corning.
Listing. Our common stock is listed on the New York Stock Exchange under the symbol “OC.”

Provisions of Our Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect
Our certificate of incorporation and bylaws contain several provisions that could have the effect of delaying, deterring or preventing the acquisition of control of Owens Corning by means of a tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of those provisions.
Number of Directors; Filling Vacancies. Our bylaws provide that the exact number of directors shall be fixed from time to time by our board of directors. Although our bylaws provide that any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the then-outstanding voting stock, the bylaws also provide that vacant directorships may be filled by the board of directors.
Special Meetings of Stockholders; Stockholders Cannot Act by Written Consent. Our bylaws provide that a special meeting of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the whole board of directors, except as may otherwise be required by law. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by our stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. In addition to certain procedural, disclosure and other requirements, our bylaws provide that a stockholder must appear at the applicable meeting to present its nomination or proposed business to avoid the nomination or proposed business being disregarded.
Certain Effect of Authorized but Unissued Stock. Unissued and unreserved shares of common stock or preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. One of the effects of unissued and unreserved shares of capital stock may be to enable our board of directors to render more difficult or discourage an attempt to obtain control of Owens Corning by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, our board of directors determines that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
Section 203 of the General Corporation Law of the State of Delaware
We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless:
•prior to such date, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) directors who are also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•on or subsequent to such date, the business combination is approved by the corporation’s board of directors and by the affirmative vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES
We will issue the debt securities in one or more series. Debt securities will be issued under the indenture dated as of June 2, 2009, as amended and supplemented from time to time, or the indenture, among us, the Subsidiary Guarantors (as defined below) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. We have summarized below the material provisions of the indenture. However, because this is only a summary and does not purport to be complete, it is subject to and is qualified in its entirety by reference to the indenture, which is incorporated by reference into the registration statement of which this prospectus is a part. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Definitions.” In this “Description of Debt Securities,” “Owens Corning,” “we,” “us,” “our” and similar words refer solely to Owens Corning (and any successor, as permitted by the indenture) and not any of its subsidiaries.
General
The debt securities will be our general obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness.
The debt securities will not be initially guaranteed by any of our Subsidiaries. However, if in the future, any of our Domestic Subsidiaries becomes a borrower or a guarantor under the Credit Agreement, such Subsidiary will be required to fully and unconditionally guarantee the debt securities (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). Each Note Guarantee (as defined below under “—Subsidiary Guarantees”) by a Subsidiary Guarantor, if any, will be a general obligation of such Subsidiary Guarantor and will rank on a parity with the other unsecured and unsubordinated indebtedness of such Subsidiary Guarantor. Each Note Guarantee, if any, will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantor, to the extent of the value of the collateral securing such indebtedness.
We may issue the debt securities in one or more series, as authorized from time to time by our board of directors, any committee of our board of directors or any duly authorized officer. The indenture does not limit our ability to incur additional indebtedness, nor does it afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Owens Corning. However, the indenture provides, subject to significant exceptions, that neither we nor any Subsidiary Guarantors may subject certain of our property or assets to any lien (other than specified permitted liens) unless the debt securities are secured equally and ratably with or prior to that other secured indebtedness. See “—Certain Covenants” below. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the covenants or events of default described below.
We will describe in a supplement to this prospectus the particular terms of any debt securities being offered, any modifications of or additions to the general terms of the debt securities and any material U.S. federal income tax considerations that may be applicable in the case of offered debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.
The applicable prospectus supplement will describe specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:
•the title of the series of debt securities;
•the aggregate principal amount and authorized denominations (if other than $1,000 and integral multiples of $1,000);
•the initial public offering price;
•the original issue and stated maturity date or dates;

•the interest rate or rates (which may be fixed or variable), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;
•the manner and place of payment of principal, premium, if any, and interest, if any;
•if other than U.S. dollars, the currency or currencies in which payment of the initial public offering price and/or principal, premium, if any, and interest, if any, may be made;
•whether (and if so, when and at what price) we may be obligated to repurchase the debt securities;
•whether (and if so, when and at what price) the debt securities can be redeemed by us or at the option of the holder;
•under what circumstances, if any, we will pay additional amounts on the debt securities to non-U.S. holders in respect of taxes;
•whether the debt securities will be issued in registered or bearer form (with or without coupons) and, if issued in the form of one or more global securities, the depositary for such securities;
•where the debt securities can be exchanged or transferred;
•whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;
•whether (and if so, when and at what rate) the debt securities will be convertible into, or exchangeable for, shares of our common stock and the terms and conditions, including prices or rates of conversion or exchange, upon which such conversion or exchange will be effected;
•whether there will be a sinking fund;
•provisions, if any, for the defeasance or discharge of the debt securities;
•any addition to, or modification or deletion of, any Events of Default or covenants contained in the indenture relating to the debt securities; and
•any other terms of the series.
If we issue original issue discount securities, we will also describe in the applicable prospectus supplement the material U.S. federal income tax consequences and other special considerations applicable to those securities.
We are not required to issue all of the debt securities of a series at the same time, and debt securities of the same series may vary as to interest rate, maturity and other provisions. Unless otherwise provided in the applicable prospectus supplement, the aggregate principal amount of a series may be increased and additional debt securities of such series may be issued.
Denominations, Registration, Transfer and Exchange
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry, Delivery and Form” below. Unless otherwise indicated in the applicable prospectus supplement, any debt securities we issue in bearer form will have coupons attached.
Registered debt securities of any series (other than registered debt securities in global form) will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable prospectus supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the trustee or at any other office or agency designated by us for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto.
Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.
We are not required (i) to issue, register the transfer of or exchange debt securities of any series during the period from the opening of business 15 days before the day a notice of redemption relating to debt securities of that series selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any debt security so selected for redemption, except for the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
If we issue a series of debt securities only in registered form, we will maintain in each place of payment for those debt securities an office or agency where those debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. We may also maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of those debt securities and the indenture.
We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the applicable series of debt securities.
Certain Covenants
Unless otherwise specified in the applicable prospectus supplement, set forth below are certain covenants that apply to the debt securities:
Limitation on Mortgages and Liens. Neither we nor any of our Subsidiaries may, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary (in each case, whether owned on the date of the indenture or thereafter acquired) without equally and ratably securing any debt securities then outstanding, unless the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or upon the Capital Stock of any Subsidiary (in each case, whether owned on the date of the indenture or thereafter acquired) plus the amount of all outstanding Attributable Debt incurred pursuant to the first bullet point under the description of the covenant entitled “Limitation on Sale and Leaseback Transactions” below would not exceed 10% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. This limitation does not apply to Permitted Liens as described in the indenture (and defined in “—Certain Definitions”), including:
•Liens existing on the date of the indenture;

•Liens in favor of us or any of our Subsidiaries;
•Liens on property owned by a Person existing at the time such Person is merged with or into or consolidated with us or any of our Subsidiaries, which Liens existed prior to the contemplation of such merger or consolidation and which do not extend to any assets other than those of such Person;
•Liens on acquired property existing at the time of the acquisition, which existed prior to the contemplation of such acquisition;
•Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other similar obligations;
•Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
•any extension, renewal or replacement of any Lien referred to above, so long as (1) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien and (2) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the original Lien; and
•zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of us and our Subsidiaries taken as a whole.
Limitation on Sale and Leaseback Transactions. Neither we nor any of our Subsidiaries may sell any Principal Property (whether owned on the date of the indenture or thereafter acquired) with the intention of taking back a lease of that property for a period of more than three years (including renewals at the option of the lessee) other than leases between us and any of our Subsidiaries or leases between our Subsidiaries, unless:
•after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary ( in each case, whether owned on the date of the indenture or thereafter acquired) incurred without equally and ratably securing the debt securities pursuant to the covenant entitled “Limitation on Mortgages and Liens,” as described above, would not exceed 10% of Consolidated Net Tangible Assets calculated at the time of the transaction; or
•within 120 days after such Sale and Leaseback Transaction, we, or such Subsidiary, apply an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the fair market value at the time of the transaction of the Principal Property so leased to the retirement of Funded Debt of us or any of our Subsidiaries.
Merger or Consolidation
We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of us and our Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
•either (a) we are the survivor formed by or resulting from such consolidation or merger or (b) the surviving or successor entity (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
•the surviving or successor entity (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

•immediately after completion of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists; and
•the surviving or successor entity (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made shall have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection with such transaction comply with the indenture provisions and that all conditions precedent in the indenture relating to such transaction have been complied with.
In addition, we may not, directly or indirectly, lease all or substantially all of the properties or assets of us and our Subsidiaries, taken as a whole, in one or more related transactions, to another Person. However, the restriction on mergers, consolidations and dispositions of substantially all assets shall not apply to:
•a merger of us with an affiliate solely for the purpose of reincorporating us in another jurisdiction; or
•any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.
Subsidiary Guarantees
We will not permit any of our Domestic Subsidiaries to, directly or indirectly, guarantee any Person’s obligations under our Credit Agreement unless such Subsidiary concurrently executes a supplemental indenture and a Guarantee of the Company’s obligations under the indenture and the debt securities of any series (each, a “Note Guarantee”).
Events of Default
“Event of Default” means, with respect to a series of debt securities, any of the following events:
•failure to pay interest on the debt securities of such series, which failure continues for a period of 30 days after payment is due;
•failure to make any principal or premium payment on the debt securities of such series when due;
•failure to comply with any agreement in the indenture (other than those described in the two preceding bullet points) for 60 days after we receive notice of such failure from the trustee or we and a responsible officer of the trustee receive notice of such failure from the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding voting as a single class;
•default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Subsidiaries (or the payment of which is guaranteed by us or any of our Subsidiaries), whether such Indebtedness or Guarantee existed as of the date of the indenture or is created thereafter, and which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more;
•certain events of bankruptcy, insolvency or reorganization of us or any of our Subsidiaries that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary;
•except as permitted by the indenture, any Note Guarantee of the debt securities of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee of the debt securities of such series; or
•any other Event of Default provided with respect to debt securities of such series pursuant to the indenture.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to us, any Subsidiary of ours that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding debt securities of each series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a particular series may declare all the debt securities of such series to be due and payable immediately.
Notwithstanding the foregoing, if (subject to certain conditions provided in the indenture) we pay or deposit with the trustee a sum sufficient to pay all overdue installments of interest or other payments with respect to coupons on all debt securities that have become due and payable pursuant to the provisions described in the preceding paragraph and certain other obligations and all other Events of Default have been cured, waived or otherwise remedied as provided in the indenture, then the holders of a majority in aggregate principal amount of the debt securities of all series that have been accelerated (voting as a single class), by written notice to us and the trustee, may waive all defaults with respect to all such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or affect any subsequent default or impair any right consequent on any subsequent default.
Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or Event of Default of which a responsible officer of the trustee has actual knowledge, and shall be protected in withholding such notice if it in good faith determines that withholding notice is in the interests of the holders, except a default or Event of Default relating to the payment of principal, interest or premium, if any, on such debt securities.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee will be under no obligation to exercise any of the rights or powers under the indenture with respect to any series of debt securities at the request or direction of any holders of such series of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any costs, expenses and liabilities that might be incurred by it in compliance with such a request or direction. The trustee may refuse to follow any direction that conflicts with law or the indenture or that would involve the trustee in personal liability. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a debt security of a particular series may institute any proceeding for any remedy with respect to the indenture or such series of debt securities unless:
(1)such holder has previously given a responsible officer of the trustee written notice that an Event of Default is continuing;
(2)holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested in writing that the trustee pursue such proceedings in respect of such Event of Default as trustee;
(3)such holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against any cost, liability or expense which may be incurred in compliance with such request;
(4)the trustee has not instituted such proceeding within 60 days after the receipt of the notice, request and offer of indemnity or security; and
(5)holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

We are required to deliver to the trustee annually a certificate regarding compliance with the indenture. Upon becoming aware of any default or Event of Default, we are required to deliver to the trustee a statement specifying such default or Event of Default.
Modification or Waiver
We and the trustee may, at any time and from time to time, amend the indenture or the debt securities of any series without notice to or the consent of the holders of outstanding debt securities for any of the following purposes:
•to effect the assumption of our or any Subsidiary Guarantor’s obligations under the indenture by a successor Person;
•to impose additional covenants and Events of Default or to add Guarantees of other Persons for the benefit of the holders of any series of debt securities;
•to add or change any of the provisions of the indenture relating to the issuance or exchange of debt securities of any series in registered form, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of such series or related coupons in any material respect;
•to change or eliminate any of the provisions of the indenture, but only if the change or elimination becomes effective when there is no outstanding debt security of any series or related coupon which is entitled to the benefit of such provision and as to which such modification would apply;
•to secure the debt securities of any series;
•to supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;
•to establish the form or terms of the debt securities and coupons, if any, of any series as permitted by the indenture;
•to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture to facilitate the administration of the trusts by more than one trustee;
•to correct any mistakes or defects in the indenture, but only if such action does not adversely affect the interests of the holders of outstanding debt securities or related coupons in any material respect or otherwise amend the indenture in any respect that does not adversely affect the interests of the holders of outstanding debt securities or related coupons;
•to conform the text of the indenture, the debt securities or any Note Guarantees to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or circular pursuant to which such debt securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture, the debt securities or any Note Guarantees;
•to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the debt securities of a particular series; and
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.
In addition, we, any Subsidiary Guarantors and the trustee may amend the indenture and the debt securities of any series with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by such modification to add, change or eliminate any provision of, or to modify the rights of holders of debt securities of such series under, the indenture; provided, however, we may not take any of the following actions without the consent of each holder of outstanding debt securities of any series affected thereby:
•change the stated maturity of the principal of, or any installment of interest on, the debt securities of any series or related coupon, reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof or change the currency or currencies in which the principal, premium or interest is denominated or payable;
•reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on the debt securities of any series following maturity thereof;
•reduce the percentage in principal amount of outstanding debt securities of any series required for consent to any waiver of defaults or compliance with certain provisions of the indenture with respect to such series; or
•modify any provision of the indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder of outstanding debt securities affected thereby.
A modification with respect to one or more particular series of debt securities and related coupons, if any, will not affect the rights under the indenture of the holders of debt securities of any other series and related coupons, if any.
The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive an existing default or Event of Default under the indenture with respect to the debt securities of such series and its consequences, except a default or Event of Default (i) in the payment of principal of, premium or interest, if any, on such series or (ii) in respect of a covenant or provision which, as described above, cannot be modified or amended without the consent of each holder of debt securities of such series affected. Upon any such waiver, the default will cease to exist with respect to the debt securities of such series and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the indenture, but the waiver will not extend to any subsequent or other default or Event of Default or impair any right consequent thereto.
We may elect in any particular instance not to comply with any term, provision or condition set forth in the covenants described above under “— Certain Covenants—Limitation on Mortgages and Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions” and “—Subsidiary Guarantees” and the officers’ certificate and opinion of counsel delivery requirement described in the fourth bullet point under “—Merger or Consolidation” above (and any other covenant not specified herein but which is specified to be subject to this waiver provision pursuant to the terms of any particular series of debt securities), if, before the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee in respect of any such provision will remain in full force and effect.
Discharge, Legal Defeasance and Covenant Defeasance
We may be discharged from all of our obligations under the indenture with respect to the outstanding debt securities of any series (except as otherwise provided in the indenture) when:
•either (i) all the debt securities of such series and related coupons, if any, have been delivered to the trustee for cancellation, or (ii) all the debt securities of such series and related coupons, if any, not delivered to the trustee for cancellation:
•have become due and payable;

•will become due and payable at their stated maturity within one year (or, in the case of debt securities that pay interest at a floating rate, within the remaining term of the then current interest period); or
•are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption;
and we, in the case of clause (ii), have irrevocably deposited or caused to be irrevocably deposited with the trustee, in trust, an amount in U.S. dollars, U.S. government securities or a combination thereof sufficient for payment of all principal of, premium, if any, and interest on those debt securities when due or to the date of redemption, as the case may be; provided, however, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to us within 91 days after the deposit and the trustee is required to return the deposited money to us, our obligations under the indenture with respect to those debt securities will not be deemed terminated or discharged;
•we have paid or caused to be paid all other sums payable by us under the indenture with respect to such series of debt securities;
•we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent relating to the satisfaction, defeasance and discharge of the indenture with respect to such series of debt securities have been complied with; and
•we have delivered to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.
We and any Subsidiary Guarantors may elect (i) to be discharged from our respective obligations with respect to the outstanding debt securities of any series and the provisions of the indenture shall no longer be in effect with respect to debt securities of such series (except as otherwise specified in the indenture) on the 123rd day after the deposit referred to in the first bullet below has been made or (ii) to be released from our obligation to comply with the provisions of the indenture described above under “—Certain Covenants—Limitation on Mortgages and Liens” and “—Limitation on Sale and Leaseback Transactions” and the Events of Default described under the third and fourth bullet points under “—Events of Default” above shall no longer constitute Events of Default with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of the holders of such series of debt securities), in either case, if we satisfy each of the following conditions:
•we irrevocably deposit or cause to be irrevocably deposited with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of debt securities of such series money or the equivalent in U.S. government securities (subject to certain conditions provided in the indenture with respect to the option under clause (ii) above only), or any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, for payment of all principal of, premium, if any, interest on, and any mandatory sinking fund payments or analogous payments applicable to, the outstanding debt securities of such series when due;
•such deposit does not cause the trustee with respect to the debt securities of such series to have a conflicting interest with respect to the debt securities of such series;
•such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;
•on the date of such deposit, there is no continuing Event of Default with respect to the debt securities of such series or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series and, with respect to the option under clause (i) above only, no Event of Default with respect to such series under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and
•we deliver to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our election of the option under clause (i) or (ii) above and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.
Notwithstanding the foregoing, if we exercise our option under clause (ii) above and an Event of Default with respect to such series of debt securities under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series of debt securities under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, our obligation to comply with the provisions of the indenture described above under “—Certain Covenants—Limitation on Mortgages and Liens” and “—Limitation on Sale and Leaseback Transactions” and the Events of Default described under the third bullet point under “—Events of Default” with respect to those debt securities will be reinstated.
The Trustee Under the Indenture
We maintain and may maintain ordinary banking relationships in the ordinary course of business with the trustee, Computershare Trust Company, N.A., and its affiliates.
Governing Law; Jury Trial Waiver
The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York. The indenture provides that we, any Subsidiary Guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities, any Note Guarantees, or any transaction contemplated thereby.
Book-Entry, Delivery and Form
We may issue the debt securities of a series in whole or in part in global form that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. We will make payments of principal of, and premium, if any, and interest on debt securities represented by a global security to the trustee and then by the trustee to the depositary.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the accounts of participants in such system with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant in the depositary’s book-entry registration and transfer system, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of securities take physical delivery of those securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
We will make payments due on any debt securities represented by a global security to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
Neither we nor the trustee (in any of its capacities, including as paying agent) nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that DTC will take any action permitted to be taken by a holder of securities (including the presentation of securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities represented by a global security, DTC will exchange each global security for definitive securities, which it will distribute to its participants.
If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act (or a foreign clearing agency regulated by a foreign financial regulatory authority), and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act (or a foreign clearing agency regulated by a foreign financial regulatory authority) within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of us or the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the debt securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Certain Definitions
We have summarized below certain defined terms as used in the indenture. We refer you to the indenture for the full definition of these terms.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Consolidated Net Tangible Assets” means the aggregate amount of assets of us and our Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) minority equity interests in any Subsidiary of ours that is not a Wholly-Owned Subsidiary, all as set forth on or included in the balance sheet of us and our Subsidiaries for our most recent completed fiscal quarter for which internal financial statements are available computed in accordance with GAAP.

“Credit Agreement” means the Credit Agreement, dated as of March 1, 2024, among Owens Corning, the lending institutions party thereto and Wells Fargo Bank, National Association, as administrative agent, and any related notes, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.
“Domestic Subsidiary” means, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any state or territory thereof.
“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.
“GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)interest rate agreements, interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;
(2)foreign exchange contracts and currency protection agreements or other similar agreements or arrangements; and
(3)any commodity futures contract, commodity option or other similar agreements or arrangements.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)in respect of borrowed money;
(2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)in respect of bankers’ acceptances;
(4)representing Capital Lease Obligations;
(5)representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
(6)representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(2)the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Permitted Liens” means:
(1)Liens existing on the date of the indenture;
(2)Liens in favor of us or any of our Subsidiaries;
(3)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or the Subsidiary;
(4)Liens on property existing at the time of acquisition of the property by us or any Subsidiary of ours, provided that such Liens were in existence prior to the contemplation of such acquisition;
(5)Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(6)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(7)any extension, renewal or replacement of any Lien referred to above; provided that ( a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the Lien that is extended, renewed or replaced; and
(8)zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of us and our Subsidiaries taken as a whole.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.
“Principal Property” means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by us or any of our Subsidiaries (whether owned on the date of the indenture or thereafter acquired) that has a gross book value on the date as of which the determination is being made, without deduction of any depreciation reserves, exceeding 1% of Consolidated Net Tangible Assets.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Principal Property which has been or is to be sold or transferred by us or any such Subsidiary to such Person with the intention of taking back a lease of such property, except for temporary leases for a term (including renewals at the option of the lessee) of not more than three years and except for leases between us and a Subsidiary of ours or between our Subsidiaries.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.
“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled ( without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•through underwriters or dealers;
•directly to purchasers;
•in a rights offering;
•in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through a combination of any of these methods.
The prospectus supplement will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price or initial public offering price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•any securities exchanges on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Jones Day will pass upon the validity of the securities being offered hereby.
EXPERTS
The financial statements of Owens Corning and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Masonite as of December 31, 2023 and January 1, 2023, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus through the Current Report on Form 8-K filed by Owens Corning on May 15, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which concludes, among other things, that Masonite did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weakness described therein, which are incorporated by reference herein.

$
Owens Corning
$                     % Senior Notes due 2027
$                     % Senior Notes due 2034
$                     % Senior Notes due 2054

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	BofA Securities	Citigroup	Wells Fargo Securities
PNC Capital Markets LLC
                    , 2024